Exhibit 99.1

NEWS RELEASE

CONTACTS:

Allergan
Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Mark Marmur (U.S.)
(862) 261-7558

Janet Kettels (Int’l)
+447738506476

Ironwood
Investors:
Meredith Kaya
(617) 374-5082

Media:
Trista Morrison
(617) 374-5095

ALLERGAN ACQUIRES RIGHTS TO IRONWOOD’S CONSTELLA® (LINACLOTIDE) FROM ALMIRALL IN MORE THAN 40 COUNTRIES

— Signals Allergan’s Commitment to Offering Innovative GI Therapies for Patients and Physicians Worldwide —

— Transaction includes the European Union, Switzerland, Turkey and the Commonwealth of Independent States—

— Agreement Also Returns to Allergan Rights to LINZESS® (linaclotide) in Mexico —

DUBLIN, IRELAND and CAMBRIDGE, MASS — October 27, 2015— Allergan plc (NYSE: AGN), a leading global pharmaceutical company, and Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD) today announced that Allergan has acquired rights to CONSTELLA® (linaclotide) in the European Union, Switzerland, Turkey and the Commonwealth of Independent States from Almirall, S.A. and has also reacquired rights to LINZESS® (linaclotide) in Mexico from Almirall.

Under the terms of the agreement, Allergan acquired an exclusive license for CONSTELLA in these countries. The license agreement includes the development and commercialization of CONSTELLA for the treatment of irritable bowel syndrome with constipation (IBS-C), chronic idiopathic constipation (CIC) and other gastrointestinal (GI) conditions. CONSTELLA is currently approved by the European Commission for the symptomatic treatment of moderate-to-severe IBS-C in adults.

“The acquisition of rights for CONSTELLA in these international markets is the next step towards our goal of becoming an even stronger partner for physicians globally seeking innovative therapies for their patients suffering from gastrointestinal disorders,” said Paul Navarre, EVP and President of International Brands at Allergan. “This agreement allows us to add CONSTELLA to our existing GI portfolio in select countries internationally and paves the way for future GI treatments in our own pipeline.”

“CONSTELLA is the only prescription product approved for IBS-C patients in Europe, providing them with a treatment option that can improve symptoms such as abdominal pain, bloating and constipation which are associated with this disorder,” said Tom McCourt, Chief Commercial Officer of Ironwood. “With Allergan’s strong global commercial presence, including experience in Europe commercializing both specialty and primary care brands, we look forward to their efforts to bring CONSTELLA to adult IBS-C patients internationally.”

Linaclotide was approved in 2012 by the European Commission and, until assumed by Allergan under the announced transaction, was marketed in a number of European countries under the brand name CONSTELLA through a license agreement between Ironwood and Almirall. Linaclotide was approved in 2014 in Mexico as a treatment for adults suffering from IBS-C or CIC under the brand name LINZESS and was marketed by Almirall through a sublicense from Allergan. Allergan and Ironwood co-develop and co-commercialize linaclotide under the brand name LINZESS in the U.S. and Allergan is commercializing linaclotide in Canada under the brand name CONSTELLA.

Note to Editors: This transaction includes current and any future member states of the European Union (currently consisting of the following countries: Austria, Belgium, Bulgaria, Cyprus, Croatia, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom), Albania, Andorra, Lichtenstein, Iceland, San Marino, Switzerland, Turkey, Norway and Russia, as well as other countries of the former Yugoslavia and those other countries forming the Commonwealth of Independent States.

About Linaclotide

Linaclotide is a guanylate cyclase-C receptor agonist (GCCA) with visceral analgesic and secretory activities. Linaclotide is a 14-amino acid synthetic peptide structurally related to the endogenous guanylin peptide family. Both linaclotide and its active metabolite bind to the guanylate cyclase-C receptor, on the luminal surface of the intestinal epithelium. Through its action at GC-C, linaclotide has been shown to reduce visceral pain and increase GI transit in animal models and increase colonic transit in humans. Activation of GC-C results in an increase in concentrations of cyclic guanosine monophosphate (cGMP), both extracellularly and intracellularly. Extracellular cGMP decreases pain-fiber activity, resulting in reduced visceral pain in animal models. Intracellular cGMP causes secretion of chloride and bicarbonate into the intestinal lumen, through activation of the cystic fibrosis transmembrane conductance regulator (CFTR), which results in increased intestinal fluid and accelerated transit. Linaclotide was discovered by scientists at Ironwood.

About IBS-C

Estimates indicate that 10 to 15 percent of the European population suffers from Irritable Bowel Syndrome. One-third of patients with IBS are thought to have IBS-C and suffer chronically from both abdominal pain and constipation. CONSTELLA is the only available prescription treatment option for IBS-C in Europe.

About Allergan

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a unique, global pharmaceutical company and a leader in a new industry model — Growth Pharma.  Allergan is focused on developing, manufacturing and commercializing innovative branded pharmaceuticals, high-quality generic and over-the-counter medicines and biologic products for patients around the world.

Allergan markets a portfolio of best-in-class products that provide valuable treatments for the central nervous system, eye care, medical aesthetics, gastroenterology, women’s health, urology, cardiovascular and anti-infective therapeutic categories, and operates the world’s third-largest global generics business, providing patients around the globe with increased access to affordable, high-quality medicines. Allergan is an industry leader in research and development, with one of the broadest development pipelines in the pharmaceutical industry and a leading position in the submission of generic product applications globally.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives.

For more information, visit Allergan’s website at www.allergan.com.

About Ironwood

Ironwood Pharmaceuticals (NASDAQ: IRWD) is focused on creating medicines that make a difference for patients, building value to earn the continued support of our fellow shareholders, and empowering our team to passionately pursue excellence. We discovered, developed and are commercializing linaclotide, which is approved in the United States and a number of other countries. Our pipeline priorities include exploring further opportunities for linaclotide, as well as leveraging our therapeutic expertise in gastrointestinal disorders and our pharmacologic expertise in guanylate cyclases to address patient needs across the upper and lower gastrointestinal tract. Ironwood was founded in 1998 and is headquartered in Cambridge, Mass. Connect with us at www.ironwoodpharma.com or on Twitter at www.twitter.com/ironwoodpharma; information that may be important to investors will be routinely posted in both these locations.

LINZESS and CONSTELLA are trademarks owned by Ironwood Pharmaceuticals, Inc. Any other trademarks referred to in this press release are the property of their respective owners. All rights reserved.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect the current perspective of Allergan or Ironwood on existing trends and information as of the date of this release. Except as expressly required by law, Allergan and Ironwood disclaim any intent or obligation to update these forward-looking statements. Actual results may differ materially from the current expectations of Allergan or Ironwood depending upon a number of factors affecting the business of each company. These factors include, among others, the risks associated with transactions and the transition of a marketed product between companies; the risk that linaclotide does not reach its commercial potential in Europe, Mexico or elsewhere throughout the world; the uncertainty associated with pricing and reimbursement of CONSTELLA in European countries; the impact of competitive products and pricing; market acceptance of and continued demand for linaclotide and competitive products; the efficacy, safety and tolerability of linaclotide; the difficulty of predicting the timing or outcome of FDA and other regulatory approvals or actions, if any; difficulties or delays in manufacturing; and other risks and uncertainties detailed in the periodic public filings with the Securities and Exchange Commission by both Allergan and Ironwood, including but not limited to each company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (for Allergan, such periodic public filings having been filed under the “Allergan plc” or “Actavis plc” names) and from time to time in each company’s other investor communications. Except as expressly required by law, Allergan and Ironwood disclaim any intent or obligation to update these forward-looking statements.